UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2008

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 27, 2008, Standard Pacific Corp. (the “Company”) consummated the first closing (the “First Closing”) of its previously announced transaction with MP CA Homes LLC (“MatlinPatterson”), an affiliate of MatlinPatterson Global Advisers LLC, under the Investment Agreement dated May 26, 2006, which was described in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2008 (the “Prior 8-K”), pursuant to which MatlinPatterson (i) purchased 381,250 shares of Senior Preferred Stock, which, upon receipt of stockholder approval of the Proposals, will be convertible into the Company’s Common Stock and (ii) exchanged certain outstanding notes for the Warrant to purchase 272,670 shares of Senior Preferred Stock at a common stock equivalent exercise price of $4.10 per share, which, upon receipt of stockholder approval of the Proposals, are convertible into Common Stock and exercisable for the Company’s junior convertible preferred stock (the “Series B Preferred Stock”). The description of the Warrant is qualified in its entirety by reference to the copy of the Warrant, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. All capitalized terms used in this paragraph and not otherwise defined shall have the meanings ascribed to them in the Prior 8-K.

Amendment to the Investment Agreement

In connection with the First Closing, on June 27, 2008, the Company and MatlinPatterson entered into an amendment to the Investment Agreement, which among other matters, (i) eliminated the proposed payment to MatlinPatterson of 6,100 shares of Senior Preferred Stock as a commitment fee in connection with the Rights Offering (although MatlinPatterson remains obligated to purchase shares not purchased by the Company’s stockholders in the Rights Offering), (ii) provided for the payment of an advisory fee of $6.1 million to MatlinPatterson Global Advisers LLC at the First Closing and (iii) updated certain exhibits to the Investment Agreement. This description of the amendment to the Investment Agreement is qualified in its entirety by reference to the full text of the Amendment No. 1 to the Investment Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Additional information regarding the Investment Agreement and the transactions contemplated therein can be found in the Prior 8-K.

Stockholders Agreement

On June 27, 2008, pursuant to the Investment Agreement, the Company and MatlinPatterson entered into a stockholders agreement (the “Stockholders Agreement”). The Stockholders Agreement provides as follows:

Board Representation. MatlinPatterson has the ability to designate up to three directors to be appointed to the Company’s board of directors. Upon receipt of stockholder approval of the Proposals, for so long as MatlinPatterson owns at least 10% of the total voting power of the Company, it will be entitled to designate such number of directors to serve on the Company’s board of directors as would be proportionate to the total voting power beneficially owned by MatlinPatterson and its affiliates, provided that the number of directors appointed by MatlinPatterson shall never exceed one person less than a majority of the directors then serving on the Company’s board. To the extent MatlinPatterson and its affiliates decrease their holdings of voting stock of the Company, the Company has the right to request the resignation of directors designated by MatlinPatterson to maintain such appointments in proportion to MatlinPatterson’s holdings of voting stock.

Corporate Opportunities. As long as MatlinPatterson, its director designees and their affiliates comply with the confidentiality obligations in the Stockholders Agreement, the Company has agreed to renounce certain corporate and investment opportunities that may come to the attention of MatlinPatterson, its director designees and their affiliates. Such provisions do not apply to opportunities that come to the attention of such persons or entities as a result of their position with the Company or that of their affiliates with the Company.

Pre-Approval. Certain proposed transactions with MatlinPatterson will be required to be pre-approved by a majority of the non-management independent directors of the Company’s board.

Amendments to Certain Documents. The Company has agreed not to amend its certificate of incorporation or bylaws in any manner inconsistent with the Stockholders Agreement or to make certain amendments to the Company’s stockholder rights plan.

Standstill and Transfer Restrictions. MatlinPatterson has agreed to certain standstill provisions and restrictions on its and its affiliates’ ability to transfer the securities acquired in the Transaction, including a prohibition providing that prior to the earlier of the second anniversary of the closing of the Rights Offering and March 15, 2011, no transfers may be made except for certain transfers to permitted affiliates that agree to be bound by the Stockholders Agreement. After the expiration of such period, transfers may be made in certain limited instances.

Registration Rights. MatlinPatterson is entitled to customary demand and piggyback registration rights.

This description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Rights Agreement Amendment

On June 27, 2008, the Company amended its amended and restated rights agreement, dated as of July 24, 2003, between the Company and Mellon Investor Services LLC (“Mellon”), as Rights Agent (the “Rights Agreement”). The amendment to the Rights Agreement (the “Rights Agreement Amendment”), which was a condition to the First Closing, revised the definition of “Exempt Person” to include MatlinPatterson and its affiliates. The Rights Agreement Amendment also provides that MatlinPatterson and its affiliates will immediately cease to be an “Exempt Person” if: (i) the Investment Agreement is terminated, or (ii) a majority of the members of the Company’s board of directors who were not designated by MatlinPatterson pursuant to the Stockholders Agreement, whether or not such members constitute a quorum of the board, determine, in good faith, that (A) MatlinPatterson or its affiliates are in material breach of the Stockholders Agreement, or that the Stockholders Agreement is no longer in full force and effect, and (B) that MatlinPatterson and its affiliates shall be deemed no longer to be an “Exempt Person” under the Rights Agreement.

This description of the Rights Agreement Amendment is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Credit Agreement Amendment

Under the Investment Agreement, a condition to consummating the First Closing was the amendment of the Company’s bank credit facilities (the “Credit Facilities”). On June 27, 2008, the Company and the lenders under the Credit Facilities entered into a Fifth Amendment to Revolving Credit Agreement and Fourth Amendment to Term Loan A Credit Agreement, dated June 27, 2008 (the “Credit Agreement Amendment”) pursuant to which, among other things, the Company (i) reduced the total commitment under the revolver portion of the Credit Facilities from $500 million to $395 million, (ii) paid down the revolver balance from $90 million to $55 million and the term loan A balance from $100 million to $65 million, (iii) reduced the letter of credit commitment under the revolver from $450 million to $100 million, (iv) agreed to make quarterly principal amortization payments under term loan A, and corresponding permanent commitment reductions under the revolver, of $2.5 million (subject to increase to $5.0 million upon any future entry by the Company or its Subsidiaries into certain types of credit facilities), and (v) agreed to secure certain future revolver borrowings and letters of credit with certain specified types of collateral (including model homes and other real property assets to be determined) based on specified loan-to-value ratios.

In addition, the financial covenants contained in the Credit Facilities were modified to eliminate covenants relating to consolidated tangible net worth, leverage, unsold land and minimum interest coverage and the borrowing base covenant and limitations on joint venture investments were eliminated. The amended Credit Facilities contain a new liquidity test requiring the Company to maintain either a minimum ratio of cash flow from operations to consolidated home building interest incurred or a minimum interest reserve and also prohibit, subject to various exceptions, the repurchase of capital stock, payment of dividends and the incurrence and early repayment of debt.

The financial covenants, including elimination of the borrowing base, and certain other provisions of the Company’s $225 million term loan B were automatically amended to match those of the revolver and term loan A as of the effective time of the Credit Agreement Amendment.

Also under the Credit Agreement Amendment, certain waivers previously granted under the Credit Facilities were permanently extended.

This description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached hereto as Exhibit 10.4 and incorporated herein by reference. A Notice of Revolver and Term A Amendment, dated June 30, 2008, is attached hereto as Exhibit 10.5 and incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information provided under Item 1.01 is incorporated herein by reference. In issuing the 381,250 shares of Senior Preferred Stock and Warrant to MatlinPatterson, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The issuance was exempt from registration because it was a private sale made without general solicitation or advertising exclusively to one “accredited investor” as defined in Rule 501 of Regulation D. Each certificate issued for the unregistered securities contains a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. MatlinPatterson has represented to the Company that it has such knowledge and experience in financial and business matters and in investments of the type contemplated by the Investment Agreement that allows it to evaluate the merits and risks of the purchase.

ITEM 3.03	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

The information provided under Item 1.01 is incorporated herein by reference. The Senior Preferred Stock is the highest ranking equity security of the Company and has a liquidation preference over the Common Stock and other junior stock equal to the greater of: (i) the purchase price per share plus any accrued dividends, or (ii) participating with Common Stock on an as-converted basis. The Senior Preferred Stock will vote on an as-converted basis with the Common Stock, subject to a cap on voting power equal to 19.99% of the outstanding voting power of the Company on the date of the First Closing, and will have customary protective provisions. If stockholder approval of the Proposals is not obtained on or prior to September 15, 2008, then dividends on the Senior Preferred Stock will equal 17% of the liquidation preference (accreting to the liquidation preference) for the first six months and increase by .5% every six months until the Proposals are approved by the Company’s stockholders, with such annualized accretion to be capped at 20%.

Upon approval of the Proposals, the Senior Preferred Stock will automatically convert into the Series B Preferred Stock, initially at a one-for-one conversion. The number of shares of Common Stock into which the Series B Preferred Stock is convertible is determined by dividing $1,000 by the applicable conversion price ($3.05 on the date of the First Closing, subject to customary anti-dilution adjustments), plus cash in lieu of fractional shares. The Series B Preferred Stock will rank pari passu with the Common Stock and the Series A preferred stock and junior to all other equity securities of the Company. The Series B Preferred Stock will have no liquidation preference over the Common Stock. The Series B Preferred Stock will be convertible at the holder’s option into shares of Common Stock subject to the holder and its affiliates post-conversion not beneficially owning total voting power of the Company’s voting stock in excess of 49%, and mandatorily converts into Common Stock upon the sale, transfer or other disposition of Series B Preferred Stock by MatlinPatterson or its affiliates. The Series B Preferred Stock will vote together with the Common Stock on all matters upon which holders of the Common Stock are entitled to vote. Each share of Series B Preferred Stock will be entitled to such number of votes as the number of shares of Common Stock into which the Series B Preferred Stock is convertible, provided that the votes attributable to such shares with respect to any holder of Series B Preferred Stock cannot exceed more than 49% of the total voting power of the voting stock of the Company. Shares of Series B Preferred Stock will be entitled to receive only those dividends declared and paid on the Common Stock.

The terms of the Senior Preferred Stock and Series B Preferred Stock are more fully described in the Certificate of Designations of Senior Convertible Preferred Stock of Standard Pacific Corp. (the “Senior Preferred Certificate of Designations”) and the Certificate of Designations of Series B Junior Participating Convertible Preferred Stock of Standard Pacific Corp. (the “Series B Preferred Certificate of Designations”) establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Senior Preferred Stock and Series B Preferred Stock.

The description of the Senior Preferred Certificate of Designations is qualified in its entirety by reference to the full text of the Senior Preferred Certificate of Designations, which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The description of the Series B Preferred Certificate of Designations is qualified in its entirety by reference to the full text of the Series B Preferred Certificate of Designations, which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The information provided under Item 3.03 is incorporated herein by reference. On June 27, 2008, the Company filed the Senior Preferred Certificate of Designations and Series B Preferred Certificate of Designations with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Senior Preferred Stock and Series B Preferred Stock. The Senior Preferred Certificate of Designations and Series B Preferred Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

The description of the Senior Preferred Certificate of Designations is qualified in its entirety by reference to the full text of the Senior Preferred Certificate of Designations, which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The description of the Series B Preferred Certificate of Designations is qualified in its entirety by reference to the full text of the Series B Preferred Certificate of Designations, which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On June 30, 2008, the Company issued a press release regarding the First Closing. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

IMPORTANT INFORMATION

Standard Pacific intends to file a proxy statement with the SEC in connection with the Proposals. Stockholders should read the proxy statement and other relevant documents when they become available because they will contain important information about the Proposals. The proxy statement, any amendments or supplements to the proxy statement, and other relevant documents filed by the Company with the SEC will be available for free at www.sec.gov and at the Company’s website, www.standardpacifichomes.com, or by writing to: Standard Pacific Corp., 15326 Alton Parkway, Irvine, CA 92618 (Attn: Corporate Secretary). The Company and its executive officers and directors may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Proposals. Information regarding the Company’s directors and executive officers appears in the Company’s definitive proxy statement for its 2008 annual meeting, which was filed with the SEC on April 2, 2008. Additional information regarding their interests, equity and otherwise, will be included in the proxy statement to be filed in connection with the Proposals.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit
3.1	Certificate of Designations of Senior Convertible Preferred Stock of Standard Pacific Corp.

3.2	Certificate of Designations of Series B Junior Participating Convertible Preferred Stock of Standard Pacific Corp.

4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated June 27, 2008, by and between Standard Pacific Corp. and Mellon Investor Services LLC.

10.1	Warrant to Purchase Shares of Senior Convertible Preferred Stock or Series B Junior Participating Convertible Preferred Stock dated as of June 27, 2008.

10.2	Amendment No. 1 to Investment Agreement, dated June 27, 2008, by and between Standard Pacific Corp. and MP CA Homes LLC.

10.3	Stockholders Agreement, by and between Standard Pacific Corp. and MP CA Homes LLC, dated June 27, 2008.

10.4	Fifth Amendment to Revolving Credit Agreement and Fourth Amendment to Term Loan A Credit Agreement, dated June 27, 2008, by and among Standard Pacific Corp., Bank of America, N.A. and each Revolver Lender and Term A Lender.

10.5	Notice of Revolver and Term A Amendment, dated June 30, 2008.

99.1	Press Release dated June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2008	STANDARD PACIFIC CORP.

	By:	/S/ ANDREW H. PARNES
Andrew H. Parnes
Executive Vice President—Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Designations of Senior Convertible Preferred Stock of Standard Pacific Corp.

3.2	Certificate of Designations of Series B Junior Participating Convertible Preferred Stock of Standard Pacific Corp.

4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated June 27, 2008, by and between Standard Pacific Corp. and Mellon Investor Services LLC.

10.1	Warrant to Purchase Shares of Senior Convertible Preferred Stock or Series B Junior Participating Convertible Preferred Stock dated as of June 27, 2008.

10.2	Amendment No. 1 to Investment Agreement, dated June 27, 2008, by and between Standard Pacific Corp. and MP CA Homes LLC.

10.3	Stockholders Agreement, by and between Standard Pacific Corp. and MP CA Homes LLC, dated June 27, 2008.

10.4	Fifth Amendment to Revolving Credit Agreement and Fourth Amendment to Term Loan A Credit Agreement, dated June 27, 2008, by and among Standard Pacific Corp., Bank of America, N.A. and each Revolver Lender and Term A Lender.

10.5	Notice of Revolver and Term A Amendment, dated June 30, 2008.

99.1	Press Release dated June 30, 2008.